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                                                               EXHIBIT 10.18


                               FIRST AMENDMENT TO
                         HORIZON HEALTHCARE CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan (the "Plan") adopted by the Board of Directors of Horizon Healthcare Corporation and attached hereto is hereby amended as follows:

A.   Section 5.3 is amended to read in its entirety as follows:

     5.3 PURCHASE OF SHARES. Shares shall be purchased from either unissued shares or treasury shares of the Company effective on the last day of each calendar quarter at a purchase price (the "Purchase Price") equal to the average of the high and low prices on the New York Stock Exchange on the last business day on which Common Stock of the Company was traded in the calendar quarter. The Shares to be purchased each quarter on behalf of each Participant shall be the number of whole shares of Common Stock of the Company that can be purchased at the applicable Purchase Price from funds contributed by the Participant at a price per share equal to 85% of the Purchase Price. Any remaining amounts credited to the Participant will be used to purchase stock in the following quarter and will be deemed to be the amounts first used for such purchase. Each Participant will receive a quarterly statement setting forth the number of Shares purchased for such Participant during the quarter, the Purchase Price for the Shares, the total number of Shares held for the Participant pursuant to the Plan and the amount remaining credited to such Participant for the purchase of Shares in the following quarter. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

B.   Section 5.4 is amended to read in its entirety as follows:

     5.4 ISSUANCE OF STOCK CERTIFICATES AND WITHDRAWAL OF SHARES. Any Participant may elect to withdraw all, but not a portion, of the Shares from his or her account effective on March 31 or September 30 of any calendar year and be issued a stock certificate for such Shares promptly following the effective date of such election, such election to be made by accurately completing the prescribed election form and filing it with the Administrator by March 15 or September 15, respectively, or such year; provided, however, that each Participant may make only one such withdrawal election in any twelve-month period. If the number of Shares in a Participant's account at the time the Participant elects to withdraw the Shares is fewer than 25 Shares, such Participant shall be precluded from participating in the Plan for a period of one year from the date of such withdrawal. Following each withdrawal of Shares, the Participant will receive a statement setting forth the cost basis for all Shares withdrawn.

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C.   Except as specifically set forth herein, the Plan shall remain in full force and effect as originally approved by the Board.